Exhibit 99.1

Alkermes Contacts:
For Investors:	Sandy Coombs +1 781 609 6377
For Media:	Katie Joyce +1 781 249 8927

Alkermes plc Reports Financial Results for the Fourth Quarter and Year Ended Dec. 31, 2024 and Provides Financial Expectations for 2025

— Total Revenues of $1.56 Billion in 2024; Net Sales of Proprietary Products Increased Approximately 18% Year-Over-Year —

— GAAP Net Income from Continuing Operations of $372 Million and Diluted GAAP Earnings per Share from Continuing Operations of $2.20 for 2024 —

— ALKS 2680 Phase 2 Studies in Narcolepsy Type 1 and Type 2 Ongoing With Data Expected in H2 2025 —

DUBLIN, Feb. 12, 2025 — Alkermes plc (Nasdaq: ALKS) today reported financial results for the quarter and year ended Dec. 31, 2024 and provided financial expectations for 2025.

“2024 marked the completion of a multi-year effort to transition the business into a highly profitable, pure-play neuroscience company. We enter 2025 with a diversified portfolio of proprietary commercial products generating substantial profitability and an advancing development pipeline that represents a significant value creation opportunity in one of the most exciting potential new therapeutic categories in neuroscience,” said Richard Pops, Chief Executive Officer of Alkermes. “Looking ahead, we are well positioned to deliver on our financial goals and advance the development programs for our portfolio of orexin 2 receptor agonists. This year, we have clear objectives for our pipeline as we complete the phase 2 studies for ALKS 2680 in narcolepsy, with data expected in the second half of the year, and prepare to initiate the ALKS 2680 phase 2 study in idiopathic hypersomnia and advance ALKS 4510 and ALKS 7290 into planned phase 1 studies in disease areas beyond central disorders of hypersomnolence. Each of these initiatives is an important element of our strategy to unlock what we believe is a multi-billion-dollar market opportunity for this category.”

“2024 was Alkermes’ strongest year of financial and operational performance to date. Financially, we generated more than $1 billion in revenue from our proprietary commercial product portfolio, delivered EBITDA from continuing operations of approximately $452 million, repurchased $200 million of the company’s ordinary shares, retired approximately $290 million of debt and ended the year debt-free with approximately $825 million of cash and investments on the balance sheet. Operationally, we completed the sale of our manufacturing business in Ireland and made significant progress advancing our neuroscience development pipeline,” said Blair Jackson, Chief Operating Officer of Alkermes. “We will continue to manage the business with a sharp focus on efficiency and profitability as we invest in the programs that we believe will drive the company’s next phase of growth.”

Key Financial Highlights

Revenues

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2024	2023	2024	2023
Total Revenues	$430.0	$377.5	$1,557.6	$1,663.4*
Total Proprietary Net Sales	$307.7	$242.0	$1,083.5	$920.0
VIVITROL®	$134.1	$102.4	$457.3	$400.4
ARISTADA®[i]	$96.6	$83.4	$346.2	$327.7
LYBALVI®	$77.0	$56.2	$280.0	$191.9

Profitability

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2024	2023	2024	2023*
GAAP Net Income From Continuing Operations	$145.7	$160.6	$372.1	$519.2
GAAP Net Income (Loss) From Discontinued Operations	$0.8	$(47.8)	$(5.1)	$(163.4)
GAAP Net Income	$146.5	$112.8	$367.1	$355.8

Non-GAAP Net Income From Continuing Operations	$173.4	$81.8	$494.4	$396.5
Non-GAAP Net Income (Loss) From Discontinued Operations	$0.8	$(44.4)	$(5.1)	$(152.9)
Non-GAAP Net Income	$174.2	$37.4	$489.3	$243.7

EBITDA From Continuing Operations	$170.0	$72.8	$452.4	$486.3
EBITDA From Discontinued Operations	$1.1	$(40.5)	$(5.8)	$(162.5)
EBITDA	$171.1	$32.3	$446.6	$323.8

*As a result of the successful resolution of the arbitration with Janssen Pharmaceutica N.V., the twelve months ended December 31, 2023 included approximately $195.4 million of back royalties (and related interest) related to U.S. net sales of long-acting INVEGA® products that would ordinarily have been recognized in prior periods.

Revenue Highlights

LYBALVI

•
Revenues for the fourth quarter were $77.0 million.
•
Fourth quarter revenues and total prescriptions grew 37% and 30%, respectively, compared to the fourth quarter of 2023.
•
During the quarter, the company recorded LYBALVI® revenue of approximately $4 million related to year-end inventory fluctuations.

ARISTADAi

•
Revenues for the fourth quarter were $96.6 million.
•
Fourth quarter revenues grew 16% compared to the fourth quarter of 2023.
•
During the quarter, the company recorded ARISTADA® revenue of approximately $9 million related to year-end inventory fluctuations and gross-to-net favorability, primarily driven by Medicaid utilization adjustments.

VIVITROL

•
Revenues for the fourth quarter were $134.1 million.
•
Fourth quarter revenues grew 31% compared to the fourth quarter of 2023.
•
During the quarter, the company recorded VIVITROL® revenue of approximately $23 million related to year-end inventory fluctuations and gross-to-net favorability, primarily driven by Medicaid utilization adjustments.

Manufacturing & Royalty Revenues

•
Royalty revenues from XEPLION®, INVEGA TRINZA®/TREVICTA® and INVEGA HAFYERA®/BYANNLI® for the fourth quarter were $36.5 million.
•
VUMERITY® manufacturing and royalty revenues for the fourth quarter were $35.0 million.

•
FAMPYRA® manufacturing and royalty revenues for the fourth quarter were $22.9 million. The company does not expect to record any FAMPYRA revenue going forward.
•
RISPERDAL CONSTA® manufacturing revenues for the fourth quarter were $14.7 million.

Key Operating Expenses

Please see Note 1 below for details regarding discontinued operations.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2024	2023	2024	2023
R&D Expense – Continuing Operations	$58.2	$73.9	$245.3	$270.8
R&D Expense – Discontinued Operations	$(1.1)	$21.5	$5.8	$116.2

SG&A Expense – Continuing Operations	$147.0	$169.8	$645.2	$689.8
SG&A Expense – Discontinued Operations	$—	$19.4	$—	$48.6

Balance Sheet

•
At Dec. 31, 2024, the company recorded cash, cash equivalents and total investments of $824.8 million, compared to $813.4 million at Dec. 31, 2023.
•
In December 2024, the company prepaid and retired in full all of its outstanding long-term debt in the amount of approximately $290 million.

Financial Expectations for 2025

All line items are according to GAAP, except as otherwise noted.

In millions	2025 Expectations
Total Revenues	$1,340 – $1,430
VIVITROL Net Sales	$440 – $460
ARISTADA[i] Net Sales	$335 – $355
LYBALVI Net Sales	$320 – $340
Cost of Goods Sold	$185 – $205
R&D Expenses	$305 – $335
SG&A Expenses	$655 – $685
GAAP Net Income [a]	$175 – $205
EBITDA	$215 – $245
Adjusted EBITDA	$310 – $340
Effective Tax Rate	~17%

a Expected 2025 weighted average basic share count of approximately 165.5 million shares outstanding and a weighted average diluted share count of approximately 169.5 million shares outstanding.

Notes and Explanations

1.
The company determined that upon the separation of its former oncology business, completed on Nov. 15, 2023, the oncology business met the criteria for discontinued operations in accordance with Financial Accounting Standards Board Accounting Standards Codification 205, Discontinued Operations. Accordingly, the accompanying selected financial information has been updated to present the results of the oncology business as discontinued operations for the three and twelve months ended Dec. 31, 2023.

Conference Call

Alkermes will host a conference call and webcast presentation with accompanying slides at 8:00 a.m. EST (1:00 p.m. GMT) on Wednesday, Feb. 12, 2025, to discuss these financial results and provide an update on the company. The webcast may be accessed on the Investors section of Alkermes’ website at www.alkermes.com. The conference call may be accessed by dialing +1 877 407 2988 for U.S. callers and +1 201 389 0923 for international callers. In addition, a replay of the conference call may be accessed by visiting Alkermes’ website.

About Alkermes plc

Alkermes plc is a global biopharmaceutical company that seeks to develop innovative medicines in the field of neuroscience. The company has a portfolio of proprietary commercial products for the treatment of alcohol dependence, opioid dependence, schizophrenia and bipolar I disorder, and a pipeline of clinical and preclinical candidates in development for neurological disorders, including narcolepsy and idiopathic hypersomnia. Headquartered in Ireland, Alkermes also has a corporate office and research and development center in Massachusetts and a manufacturing facility in Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the U.S. (GAAP), including non-GAAP net income, EBITDA and Adjusted EBITDA. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Non-GAAP net income adjusts for certain one-time and non-cash charges by excluding from GAAP results: share-based compensation expense; amortization; depreciation; non-cash net interest expense; change in the fair value of contingent consideration; certain other one-time or non-cash items; and the income tax effect of these reconciling items. EBITDA represents earnings before interest, tax, depreciation and amortization. Adjusted EBITDA excludes share-based compensation expense in addition to the components of EBITDA from earnings.

The company’s management and board of directors utilize these non-GAAP financial measures to evaluate the company’s performance. The company provides these non-GAAP financial measures of the company’s performance to investors because management believes that these non-GAAP financial measures, when viewed with the company’s results under GAAP and the accompanying reconciliations, are useful in identifying underlying trends in ongoing operations. However, non-GAAP net income, EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP and, accordingly, should not be considered as alternatives to GAAP measures as indicators of operating performance. Further, non-GAAP net income, EBITDA and Adjusted EBITDA should not be considered measures of the company’s liquidity.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the company’s expectations concerning its future financial and operating performance, business plans or prospects, including expected drivers of growth, value creation and profitability; and the company’s expectations regarding development plans, activities and timelines for, and the potential therapeutic and commercial value of, ALKS 2680 and the company’s other orexin portfolio candidates. The company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: whether the company is able to achieve its financial expectations, including those related to profitability; clinical development activities may not be completed on time or at all; the results of the company’s development activities may not be positive, or predictive of final results from such activities, results of future development activities or real-world results; the unfavorable outcome of arbitration, litigation, or other proceedings or disputes related to the company’s products or products using the company’s proprietary technologies; the U.S. Food and Drug Administration (FDA) or regulatory authorities outside the U.S. may make adverse decisions regarding the company’s products; the company and its licensees may not be able to continue to successfully commercialize their products or support revenue growth from such products; there may be a reduction in payment rate or reimbursement for the company’s products or an increase in the company’s financial obligations to government payers; the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in the company’s most recent Annual Report on Form 10-K and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

VIVITROL® is a registered trademark of Alkermes, Inc.; ARISTADA®, ARISTADA INITIO® and LYBALVI® are registered trademarks of Alkermes Pharma Ireland Limited, used by Alkermes, Inc. under license; BYANNLI®, INVEGA®, INVEGA HAFYERA®, INVEGA TRINZA®, RISPERDAL CONSTA®, TREVICTA® and XEPLION® are registered trademarks of Johnson & Johnson or its affiliated companies; FAMPYRATM is a trademark of Merz Pharmaceuticals, LLC; and VUMERITY® is a registered trademark of Biogen MA Inc., used by Alkermes under license.

(tables follow)

[i]	The term “ARISTADA” as used in this press release refers to ARISTADA and ARISTADA INITIO®, unless the context indicates otherwise.

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Statements of Operations - GAAP	Three Months Ended	Three Months Ended
(In thousands, except per share data)	December 31, 2024	December 31, 2023
Revenues:
Product sales, net	$307,726	$241,972
Manufacturing and royalty revenues	122,260	135,500
Research and development revenue	—	3
Total Revenues	429,986	377,475
Expenses:
Cost of goods manufactured and sold	62,116	70,126
Research and development	58,174	73,933
Selling, general and administrative	146,994	169,789
Amortization of acquired intangible assets	14	8,996
Total Expenses	267,298	322,844
Operating Income	162,688	54,631
Other Income, net:
Interest income	11,400	9,749
Interest expense	(4,648)	(6,054)
Other income (expense), net	449	(10)
Total Other Income, net	7,201	3,685
Income Before Income Taxes	169,889	58,316
Income Tax Provision (Benefit)	24,152	(102,236)
Net Income From Continuing Operations	145,737	160,552
Income (Loss) From Discontinued Operations — Net of Tax	766	(47,773)
Net Income — GAAP	$146,503	$112,779

GAAP Earnings (Loss) Per Ordinary Share - Basic:
From continuing operations	$0.90	$0.96
From discontinued operations	$0.00	$(0.29)
From net income	$0.90	$0.68

GAAP Earnings (Loss) Per Ordinary Share - Diluted:
From continuing operations	$0.88	$0.94
From discontinued operations	$0.00	$(0.28)
From net income	$0.88	$0.66

Weighted Average Number of Ordinary Shares Outstanding:
Basic — GAAP and Non-GAAP	161,956	166,898
Diluted — GAAP and Non-GAAP	166,554	170,138

Condensed Consolidated Statements of Operations - GAAP (Continued)	Three Months Ended	Three Months Ended
(In thousands, except per share data)	December 31, 2024	December 31, 2023
An itemized reconciliation between net income from continuing operations on a GAAP basis and EBITDA is as follows:
Net Income from Continuing Operations	$145,737	$160,552
Adjustments:
Depreciation expense	6,833	9,225
Amortization expense	14	8,996
Interest income	(11,400)	(9,749)
Interest expense	4,648	6,054
Income tax provision (benefit)	24,152	(102,236)
EBITDA from Continuing Operations	169,984	72,842
EBITDA from Discontinued Operations	1,120	(40,537)
EBITDA	$171,104	$32,305

An itemized reconciliation between net income from continuing operations on a GAAP basis and non-GAAP net income is as follows:
Net Income from Continuing Operations	$145,737	$160,552
Adjustments:
Share-based compensation expense	20,747	22,776
Depreciation expense	6,833	9,225
Amortization expense	14	8,996
Loss on debt extinguishment	719	—
Income tax effect related to reconciling items	(629)	22,011
Separation expense	—	19,084
Non-cash net interest expense	—	115
Deferred tax valuation release	—	(160,953)
Non-GAAP Net Income from Continuing Operations	173,421	81,806
Non-GAAP Net Income (Loss) from Discontinued Operations	766	(44,383)
Non-GAAP Net Income	$174,187	$37,423

Non-GAAP diluted earnings per ordinary share from continuing operations	$1.04	$0.48
Non-GAAP diluted loss per ordinary share from discontinued operations	$0.00	$(0.26)
Non-GAAP diluted earnings per ordinary share from net income	$1.05	$0.22

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Statements of Operations - GAAP	Year Ended	Year Ended
(In thousands, except per share data)	December 31, 2024	December 31, 2023
Revenues:
Product sales, net	$1,083,534	$919,998
Manufacturing and royalty revenues	474,095	743,388
Research and development revenue	3	19
Total Revenues	1,557,632	1,663,405
Expenses:
Cost of goods manufactured and sold	245,331	253,037
Research and development	245,326	270,806
Selling, general and administrative	645,238	689,751
Amortization of acquired intangible assets	1,101	35,689
Total Expenses	1,136,996	1,249,283
Operating Income	420,636	414,122
Other Income, net:
Interest income	42,450	30,854
Interest expense	(22,578)	(23,032)
Other income (expense), net	3,242	(425)
Total Other Income, net	23,114	7,397
Income Before Income Taxes	443,750	421,519
Income Tax Provision (Benefit)	71,612	(97,638)
Net Income From Continuing Operations	372,138	519,157
Loss From Discontinued Operations — Net of Tax	(5,068)	(163,400)
Net Income — GAAP	$367,070	$355,757

GAAP Earnings (Loss) Per Ordinary Share - Basic:
From continuing operations	$2.25	$3.12
From discontinued operations	$(0.03)	$(0.98)
From net income	$2.22	$2.14

GAAP Earnings (Loss) Per Ordinary Share - Diluted:
From continuing operations	$2.20	$3.06
From discontinued operations	$(0.03)	$(0.96)
From net income	$2.17	$2.10

Weighted Average Number of Ordinary Shares Outstanding:
Basic — GAAP and Non-GAAP	165,392	166,223
Diluted — GAAP and Non-GAAP	169,198	169,730

Condensed Consolidated Statements of Operations - GAAP (Continued)	Year Ended	Year Ended
(In thousands, except per share data)	December 31, 2024	December 31, 2023
An itemized reconciliation between net income from continuing operations on a GAAP basis and EBITDA is as follows:
Net Income from Continuing Operations	$372,138	$519,157
Adjustments:
Depreciation expense	27,432	36,921
Amortization expense	1,101	35,689
Interest income	(42,450)	(30,854)
Interest expense	22,578	23,032
Income tax provision (benefit)	71,612	(97,638)
EBITDA from Continuing Operations	452,411	486,307
EBITDA from Discontinued Operations	(5,790)	(162,484)
EBITDA	$446,621	$323,823

An itemized reconciliation between net income from continuing operations on a GAAP basis and non-GAAP net income is as follows:
Net Income from Continuing Operations	$372,138	$519,157
Adjustments:
Share-based compensation expense	96,636	92,719
Depreciation expense	27,432	36,921
Amortization expense	1,101	35,689
Separation expense	1,446	38,364
Loss on debt extinguishment	719	—
Gain on sale of Athlone manufacturing facility	(1,462)	—
Income tax effect related to reconciling items	(3,945)	25,343
Deferred tax valuation release	—	(160,953)
Restructuring expense	—	5,938
Final award in the Janssen arbitration (2022 back royalties and interest)	—	(197,092)
Non-cash net interest expense	342	461
Non-GAAP Net Income from Continuing Operations	494,407	396,547
Non-GAAP Net Loss from Discontinued Operations	(5,068)	(152,894)
Non-GAAP Net Income	$489,339	$243,653

Non-GAAP diluted earnings per ordinary share from continuing operations	$2.92	$2.34
Non-GAAP diluted loss per ordinary share from discontinued operations	$(0.03)	$(0.90)
Non-GAAP diluted earnings per ordinary share from net income	$2.89	$1.44

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Balance Sheets	December 31,	December 31,
(In thousands)	2024	2023
Cash, cash equivalents and total investments	$824,816	$813,378
Receivables	389,733	332,477
Inventory	182,887	186,406
Contract assets	4,990	706
Prepaid expenses and other current assets	86,077	98,166
Property, plant and equipment, net	227,564	226,943
Intangible assets, net and goodwill	83,917	85,018
Assets held for sale	—	94,260
Deferred tax assets	154,835	195,888
Other assets	100,748	102,981
Total Assets	$2,055,567	$2,136,223
Long-term debt — current portion	$—	$3,000
Other current liabilities	465,199	512,678
Long-term debt	—	287,730
Liabilities from discontinued operations	—	4,542
Other long-term liabilities	125,391	125,587
Total shareholders' equity	1,464,977	1,202,686
Total Liabilities and Shareholders' Equity	$2,055,567	$2,136,223

Ordinary shares outstanding (in thousands)	162,177	166,980

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alkermes plc's Annual Report on Form 10-K for the year ended December 31, 2024, which the company intends to file in February 2025.

Alkermes plc and Subsidiaries
Amounts Included in Discontinued Operations

(In thousands)	Three Months Ended March 31, 2024	Three Months Ended June 30, 2024	Three Months Ended September 30, 2024	Three Months Ended December 31, 2024	Year Ended December 31, 2024
Cost of goods manufactured and sold	$—	$—	$—	$—	$-
Research and development	2,516	3,913	481	(1,120)	5,790
Selling, general and administrative	—	—	—	—	-
Income tax (benefit) provision	(396)	(613)	(67)	354	(722)
(Income) Loss from discontinued operations, net of tax	$2,120	$3,300	$414	$(766)	$5,068

(In thousands)	Three Months Ended March 31, 2023	Three Months Ended June 30, 2023	Three Months Ended September 30, 2023	Three Months Ended December 31, 2023	Year Ended December 31, 2023
Cost of goods manufactured and sold	$11	$11	$11	$6	$39
Research and development	29,867	32,563	32,262	21,485	116,177
Selling, general and administrative	6,644	9,502	13,073	19,368	48,587
Income tax (benefit) provision	(6,727)	(40)	(1,550)	6,914	(1,403)
Loss from discontinued operations, net of tax	$29,795	$42,036	$43,796	$47,773	$163,400

Alkermes plc and Subsidiaries
Revenues for Calendar Year 2024 and 2023

(In thousands)	Three Months Ended March 31, 2024	Three Months Ended June 30, 2024	Three Months Ended September 30, 2024	Three Months Ended December 31, 2024	Year Ended December 31, 2024
Revenues:
VIVITROL	$97,659	$111,873	$113,650	$134,133	$457,315
ARISTADA	78,870	86,049	84,652	96,616	346,187
LYBALVI	57,007	71,351	74,697	76,977	280,032
Total Proprietary Sales	233,536	269,273	272,999	307,726	1,083,534

PARTNERED LONG-ACTING ANTIPSYCHOTICS (1)	65,391	82,297	60,876	51,267	259,831
VUMERITY	31,254	35,234	32,574	34,985	134,047
Key Commercial Product Revenues	330,181	386,804	366,449	393,978	1,477,412

Legacy Product Revenues	20,188	12,327	11,694	36,008	80,217
Research and Development Revenues	3	—	—	—	3
Total Revenues	$350,372	$399,131	$378,143	$429,986	$1,557,632

(In thousands)	Three Months Ended March 31, 2023	Three Months Ended June 30, 2023	Three Months Ended September 30, 2023	Three Months Ended December 31, 2023	Year Ended December 31, 2023
Revenues:
VIVITROL	$96,659	$102,070	$99,305	$102,385	$400,419
ARISTADA	80,077	82,410	81,834	83,369	327,690
LYBALVI	37,991	46,997	50,683	56,218	191,889
Total Proprietary Sales	214,727	231,477	231,822	241,972	919,998

PARTNERED LONG-ACTING ANTIPSYCHOTICS (1)	24,543	326,380	90,993	81,461	523,377
VUMERITY	28,874	32,295	34,561	33,596	129,326
Key Commercial Product Revenues	268,144	590,152	357,376	357,029	1,572,701

Legacy Product Revenues	19,445	27,238	23,559	20,443	90,685
Research and Development Revenues	6	7	3	3	19
Total Revenues	$287,595	$617,397	$380,938	$377,475	$1,663,405

(1) - Includes RISPERDAL CONSTA, INVEGA SUSTENNA/XEPLION, INVEGA TRINZA/TREVICTA and INVEGA HAFYERA/BYANNLI.

Alkermes plc and Subsidiaries
2025 Guidance — GAAP to EBITDA and Adjusted EBITDA

An itemized reconciliation between projected net income on a GAAP basis, EBITDA and Adjusted EBITDA is as follows:

(In millions)	Amount
Projected Net Income — GAAP	$190.0
Adjustments:
Interest income	(30.0)
Depreciation and amortization expense	30.0
Provision for income taxes	40.0
Projected EBITDA	$230.0
Share-based compensation expense	95.0
Projected Adjusted EBITDA	$325.0

Projected Net Income on a GAAP basis and Projected EBITDA and Projected Adjusted EBITDA reflect mid-points within ranges of estimated guidance.